UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2013

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, Mr. Kurt M. Frahn, Vice President of Finance, Chief Accounting Officer and Treasurer of MarineMax, Inc. (the "Company"), announced his resignation from the Company, effective as of December 10, 2013, in order to pursue another opportunity. Mr. Frahn has agreed to consult with the Company for a period of one-year on an as needed basis. A copy of the Consulting Agreement is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Frahn’s principal duties with be assumed by Mr. Michael H. McLamb, the Company’s Executive Vice President and Chief Financial Officer, and others already with the Company.

The Company wishes to express its appreciation to Mr. Frahn for his nearly 16 years of dedicated service to the Company and wishes him well in the future.

Item 9.01 Financial Statements and Exhibits.

Consulting Agreement, dated November 19, 2013, by and between the Company and Kurt M. Frahn.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

November 21, 2013	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement, dated November 19, 2013, by and between the Company and Kurt M. Frahn.